Exhibit 2.5

       List of Schedules and Exhibits to Asset Purchase Agreement, Letter Agreement, Real Estate Purchase Agreement and Transition Services
                                   Agreement

      The following schedules and exhibits to the Asset Purchase Agreement, Letter Agreement, Real Estate Purchase Agreement and Transition Services Agreement are omitted from Exhibits 2.1-2.4:

Asset Purchase Agreement

       Exhibit or Schedule                        Description

Schedule 1.1(b) - Knowledge of     Individuals whose knowledge is imputed to
Seller                             Hospira

Schedule 1.1(c) - SLC Products     Name and product numbers of products
                                   manufactured at the manufacturing facility purchased by ICU

Schedule 2.1(c) - Assigned and     Contracts transferred and assigned to ICU by
Assumed Contracts                  Hospira

Schedule 2.2 - Excluded Assets     Assets not purchased by ICU from Hospira

Schedule 2.8 - Tax Allocation      Allocation of transaction consideration
                                   solely for tax purposes

Schedule 3.2 - Closing Agenda      Items delivered at or prior to closing

Schedule 4.7(b) - Non-Assigned     Contracts not transferred or assigned to ICU
Contracts                          by Hospira

Schedule 6.8 - Employee and        Details regarding offers of employment,
Benefit Matters                    employee benefits and severance payments for
                                   Hospira employees

Schedule 10.11 - Alternative       Alternative dispute resolution procedures
Dispute Resolution

Exhibit 1.1(d) - Transition        Transition services to be provided by the
Services                           parties

Exhibit 2.10 - Purchase Price      Procedures for determining post-closing
Adjustment                         adjustment to the purchase price

Disclosure Schedules               Qualifications and exceptions to Hospira's
                                   representations and warranties

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Exhibits and Schedules to Side Letter to Asset Purchase Agreement

      Exhibit or Schedule                         Description

Exhibit A - Surgicare Assets       Additional assets to be Excluded Assets

Exhibit B                          Detailed list of active Surgicare and EzeVac
                                   assets

Exhibit C                          Detailed list of Surgicare MLDS assets

Amended Schedule 2.8               Amended allocation of transaction
                                   consideration solely for tax purposes

Real Estate Purchase Agreement

      Exhibit or Schedule                         Description
Exhibit A - Legal Description      Legal description of the property

Exhibit B - Form of Deed           Form of special warranty

Exhibit C - Title Commitment       Details of the title insurance policy issued
                                   to ICU

Exhibit D - Form of Non-Foreign    Form of certification of non-foreign status
Affidavit                          executed by Hospira

Exhibit E - Encumbrance            Form of encumbrance on the property

Exhibit F - Decommissioned Used    Photograph of oil tank removed from the
Oil Tank                           property before closing

Exhibit G - Title Policy Amount    Amount of title insurance coverage provided
                                   under the title insurance policy issued to ICU



Schedules of Services for Transition Services Agreement

      Exhibit or Schedule                    Description of Services
TSA #1                             Product deployment services

TSA #2                             Warehousing and distribution services

TSA #3                             Product sterilization services

TSA #4                             Manufacturing services

TSA #5                             Purchasing services

TSA #6 Technical services - network connectivity to Internet and corporate applications

TSA #7                             Hospira to provide access to historical data

TSA #8                             Newco to provide access to historical data

TSA #10                            Product sterilization services

TSA #11                            Management services


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

TSA #12                            Manufacturing support services

TSA #13 Engineering, quality assurance, regulatory and medical affairs support services

TSA #14 Technical services -maintenance of system links

TSA #15 Technical services -maintenance of system links

TSA #16 Product transfers, equipment relocations and other support services

TSA #17 Access to specified information technology systems

TSA #19                            E-mail routing and virus scanning services

                               * * * * * * * * * *

      Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.


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